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                                                                    Exhibit 99.1


                                 (AVANEX LOGO)
                                 WWW.AVANEX.COM

FOR IMMEDIATE RELEASE


                  AVANEX ANNOUNCES Q2 REVENUES OF $27.0 MILLION

FREMONT, Calif. - (February 2, 2004) - Avanex Corporation (Nasdaq: AVNX), pioneer of photonic processors that enable next-generation optical networks, today reported results for its second fiscal quarter ended December 31, 2003.

Avanex noted that the results announced today are the first to reflect a full quarter in which the operating results for the acquisitions made from Alcatel, Corning and Vitesse are fully incorporated. Results for the previous quarter, the company's first quarter of fiscal 2004, represented only two months of the Alcatel and Corning acquisitions, and one month of the acquisition from Vitesse.

The company said today that second quarter net revenues were $27.0 million, an increase of $8.9 million over the company's revenues of $18.1 million in the prior quarter ended September 30, 2003. Net revenues for the quarter ended December 31, 2003 increased $21.7 million from $5.3 million in the same quarter of the prior year ended December 31, 2002.

The company reported a net loss of $33.5 million, or $0.25 per share, for the quarter ended December 31, 2003, compared to a net loss of $27.9 million, or $0.26 per share, for the quarter ended September 30, 2003 and a net loss of $15.9 million, or $0.23 per share, for the quarter ended December 31, 2002.

Walter Alessandrini, chairman and chief executive officer of Avanex, commented, "We saw an increase in business during the second quarter due both to the recently acquired businesses, as well as increased market traction for our subsystem products.



                             CORPORATE HEADQUARTERS
   40919 Encyclopedia Circle, Fremont, CA 94538 USA - Telephone 510-897-4188
                                Fax 510-897-4189



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"We continue to successfully expand our customer base," noted Alessandrini,
"making commercial shipments to more customers than ever before, and were pleased to have four customers each account for more than ten percent of revenue during the second quarter." In its first fiscal quarter of 2004, Avanex had three greater-than-ten-percent customers.

In his comments today Alessandrini emphasized, "Avanex is aggressively implementing plans to further reduce its cost structure. We believe that by utilizing contract manufacturing, we can enhance operating flexibility, reduce costs and increase our gross margins. In addition, we are consolidating operations throughout our worldwide locations. For example, we fully integrated all of the operations acquired from Vitesse into our existing Fremont, California facility to improve future results, and are nearing completion on the discontinuance of our Livingston, UK operations. We expect to see improvement in our operating cash flow in future quarters through our cost-cutting strategies."

Alessandrini concluded, "With Avanex's leading position in optical subsystems, increasingly broad customer base, strong technology portfolio and key cost-reduction strategies, we are in an excellent position to meet our goal to be the key supplier to all of the major telecommunication system integrators for their optical solution needs."

OUTLOOK

The Company expects third fiscal quarter revenues to be about 5 percent higher than the second fiscal quarter.

CONFERENCE CALL

Avanex will host a conference call today, February 2, 2004, at 4:30 p.m. ET. The number for the conference call is 888-658-7305. The password is "Photonics." A replay of the conference call will be available until February 9, 2004 at 402-220-4705, and available at www.avanex.com under "Investors/Audio Archives".

ABOUT AVANEX

Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion management, switching and routing, transmission, amplification and monitoring and include network-managed subsystems. Avanex was incorporated in 1997 and is headquartered in Fremont, California. Avanex also maintains facilities

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in Erwin Park, N.Y.; Nozay, France; San Donato, Italy. The facilities also are home to Avanex's Centers of Excellence for specialized research and manufacturing. To learn more about Avanex, visit our Web site at:
www.avanex.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements including forward-looking statements regarding cost reduction and integration measures, expected third fiscal quarter revenues, operating performance results, our competitive position, and anticipated improvements in market conditions. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the Company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, problems or delays in integrating the businesses acquired from Alcatel, Corning and Vitesse Semiconductor, or in reducing the cost structure of the combined Company, the Company's inability to achieve the anticipated benefits of the acquired businesses, any slowdown or deferral of new orders for our products, higher than anticipated expenses the Company may incur in future quarters or the inability to identify expenses which can be eliminated. In addition, please refer to the risk factors contained in the Company's SEC filings including the Company's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2003.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION:

Investor Relations                                                 Media
Mark Weinswig                                              Tony Florence
Phone: 510-897-4344                                 Phone:  510-897-4162
Fax:  510-897-4345                                     Fax: 510-979-0198
e-mail: mark_weinswig@avanex.com            e-mail:  tony_florence@avanex.com



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                               AVANEX CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                      THREE MONTHS ENDED
                                                                         DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,
                                                                         ------------    -------------   ------------
                                                                             2003            2003            2002
                                                                          ---------       ---------       ---------
Net revenue                                                               $  27,038       $  18,112           5,337
Cost of revenue                                                              36,183          27,195           6,705
Stock compensation expense                                                       15              16            (237)
                                                                          ---------       ---------       ---------
Gross profit (loss)                                                          (9,160)         (9,099)         (1,131)

Operating expenses:
  Research and development                                                   13,095           8,520           4,253
  Sales and marketing                                                         4,592           5,033           1,500
  General and administrative                                                  6,249           5,297           3,035
  Stock compensation expense                                                    244             327               6
  Amortization of intangibles                                                 1,309             726              80
  Reduction in long-lived assets                                                 --              --           1,548
  Restructuring charges (recovery)                                             (377)           (155)          4,987
                                                                          ---------       ---------       ---------
    Total operating expenses                                                 25,112          19,748          15,409
                                                                          ---------       ---------       ---------
Loss from operations                                                        (34,272)        (28,847)        (16,540)
Other income, net                                                               768             935             656
                                                                          ---------       ---------       ---------
Net loss                                                                  $ (33,504)      $ (27,912)      $ (15,884)
                                                                          =========       =========       =========

Basic and diluted net loss per common share                               $   (0.25)      $   (0.26)      $   (0.23)
                                                                          =========       =========       =========

Weighted average shares used in
  computing basic and diluted net loss
  per common share                                                          131,879         107,716          68,137
                                                                          =========       =========       =========


CALCULATION EXCLUDING CERTAIN ITEMS:

GAAP cost of revenue per above, including stock compensation expense      $  36,198       $  27,211       $   6,468
Cost of revenue items:
  Provision for excess inventory                                               (279)             --            (180)
  Utilization of excess inventory previously written off                      1,351             590           1,004
  Stock compensation expense                                                    (15)            (16)            237
                                                                          ---------       ---------       ---------
                                                                              1,057             574           1,061
                                                                          ---------       ---------       ---------
Cost of revenue excluding certain items                                      37,255          27,785           7,529

GAAP operating expenses per above                                            25,112          19,748          15,409
Operating expense items:
  Stock compensation expense                                                   (244)           (327)             (6)
  Amortization of  intangibles                                               (1,309)           (726)            (80)
  Reduction in long-lived assets                                                 --              --          (1,548)
  Utilization in R&D of excess inventory previously written off                 126              54              44
  Litigation and contract settlements                                            --            (950)             --
  Restructuring (charges) recovery                                              377             155          (4,987)
                                                                          ---------       ---------       ---------
                                                                             (1,050)         (1,794)         (6,577)
                                                                          ---------       ---------       ---------
Total operating expenses excluding certain items                          $  24,062       $  17,954       $   8,832

GAAP net loss per above                                                   $ (33,504)      $ (27,912)      $ (15,884)
  Items excluded from cost of revenues and operating expenses                    (7)          1,220           5,516
                                                                          ---------       ---------       ---------
Net loss excluding certain items                                          $ (33,511)      $ (26,692)      $ (10,368)

Basic and diluted net loss per common share                               $   (0.25)      $   (0.25)      $   (0.15)
                                                                          =========       =========       =========
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                               AVANEX CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                 December 31,    September 30,      December 31,
                                                    2003             2003              2002
                                                 ------------    -------------      ------------
ASSETS
Current assets:
  Cash and cash equivalents ................      $ 23,708         $ 38,214         $   9,351
  Short-term investments ...................       127,764          123,120           100,955
  Accounts receivable, net .................        17,867           15,988             3,693
  Inventories ..............................        35,733           31,079             3,809
  Other current assets .....................        22,290           21,520               507
                                                 ---------        ---------         ---------
     Total current assets ..................       227,362          229,921           118,315
Long-term investments ......................        48,459           58,434            40,259
Property and equipment, net ................        32,049           30,359            10,385
Intangibles, net ...........................        18,530           17,217                 -
Goodwill ...................................        13,054            7,664                 -
Other assets ...............................         6,756           10,178               723
                                                 ---------        ---------         ---------
     Total assets ..........................     $ 346,210        $ 353,773         $ 169,682
                                                 =========        =========         =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings ....................     $   1,594          $ 1,848           $ 1,620
  Accounts payable .........................        25,393           22,727             3,485
  Current portion of restructuring costs ...        54,499           61,866             5,559
  Other accrued expenses ...................        24,799           22,843             2,576
  Warranty .................................         7,591            8,270             3,312
  Current portion of long-term obligations .         5,495            5,737             4,857
  Accrued compensation and related
    expenses ..............................         11,201           11,748             2,605
                                                 ---------        ---------         ---------
     Total current liabilities .............       130,572          135,039            24,014
Restructuring costs ........................        23,380           24,528            26,408
Long-term obligations ......................        12,430           13,404             4,324
                                                 ---------        ---------         ---------
Total liabilities ..........................       166,382          172,971            54,746


  Stockholders' equity:
    Common stock ...........................           135              128                69
    Additional paid-in capital .............       622,718          592,998           487,800
    Deferred compensation ..................          (869)          (1,128)           (2,935)
    Accumulated deficit ....................      (448,423)        (414,919)         (369,998)
    Cumulative translation adjustment ......         6,267            3,723                 -
                                                 ---------        ---------         ---------

       Total stockholders' equity ..........       179,828          180,802           114,936
                                                 ---------        ---------         ---------
       Total liabilities and stockholders'
        equity .............................       346,210        $ 353,773         $ 169,682
                                                 =========        =========         =========
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